UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TENAYA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

171 Oyster Point Boulevard, 5th Floor

South San Francisco, CA 94080

(650) 825-6900

April 28, 2022

Dear Fellow Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of Tenaya Therapeutics, Inc. (Tenaya or the Company), to be held on Thursday, June 9, 2022 at 8:00 a.m. Pacific Time. Due to the ongoing COVID-19 pandemic, the annual meeting will be conducted virtually this year via a live audio webcast to support the health and safety of our stockholders, and to afford the same rights and opportunities to participate as would be available at an in-person meeting. You will be able to attend the annual meeting virtually by visiting www.proxydocs.com/TNYA, where you will be able to listen to the meeting live, submit questions and vote online by entering the control number located on your proxy card.

The attached formal meeting notice and proxy statement contain details of the business to be conducted at the annual meeting.

Your vote is important. Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail.

On behalf of our Board of Directors, we would like to express our appreciation for your continued support of and interest in Tenaya.

Sincerely,

Faraz Ali, M.B.A.

Chief Executive Officer

TENAYA THERAPEUTICS, INC.

171 Oyster Point Boulevard, 5th Floor

South San Francisco, CA 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	8:00 a.m. Pacific Time on Thursday, June 9, 2022

Place	The annual meeting will be conducted virtually via a live audio webcast. You will be able to attend the annual meeting virtually by visiting www.proxydocs.com/TNYA, where you will be able to listen to the meeting live, submit questions and vote online during the meeting by visiting www.proxydocs.com/TNYA.

Items of Business

•  To elect four Class I directors to hold office until our 2025 annual meeting of stockholders and until their respective successors are elected and qualified.

•  To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

•  To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Record Date	Wednesday, April 13, 2022 Only stockholders of record as of Wednesday, April 13, 2022, at the close of business are entitled to notice of and to vote at the annual meeting.

Availability of Proxy Materials

The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and our annual report, is first being sent or given on or about April 28, 2022 to all stockholders entitled to vote at the annual meeting. We are providing access to our proxy materials over the Internet under the rules adopted by the Securities and Exchange Commission (SEC).

The proxy materials and our annual report can be accessed as of April 28, 2022 by visiting www.proxydocs.com/TNYA.

Voting	Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions for each of these voting options, please refer to the proxy card. Returning your proxy card does not deprive you of your right to attend the annual meeting and to vote your shares at the annual meeting. The proxy statement explains proxy voting and the matters to be voted on in more detail.

By order of the Board of Directors,

Faraz Ali, M.B.A.
Chief Executive Officer

South San Francisco, California
April 28, 2022

i

TENAYA THERAPEUTICS, INC.

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

To be held at 8:00 a.m. Pacific Time on Thursday, June 9, 2022

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Why am I receiving these materials?

This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2022 annual meeting of stockholders of Tenaya Therapeutics, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof. The annual meeting will be held on Thursday, June 9, 2022 at 8:00 a.m. Pacific Time. The annual meeting will be conducted virtually via a live audio webcast. You will be able to attend the annual meeting virtually by visiting www.proxydocs.com/TNYA, where you will be able to listen to the meeting live, submit questions and vote online during the meeting by entering the control number on your proxy card.

The Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, containing instructions on how to access this proxy statement, the accompanying notice of annual meeting and form of proxy, and our annual report, is first being sent or given on or about April 28, 2022 to all stockholders of record as of April 13, 2022. The proxy materials and our annual report can be accessed as of April 28, 2022 by visiting www.proxydocs.com/TNYA. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.

What proposals will be voted on at the annual meeting?

The following proposals will be voted on at the annual meeting:

•	the election of four Class I directors to hold office until our 2025 annual meeting of stockholders and until their respective successors are elected and qualified; and

•	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

As of the date of this proxy statement, our management and board of directors were not aware of any other matters to be presented at the annual meeting.

How does the board of directors recommend that I vote on these proposals?

Our board of directors recommends that you vote your shares:

•	“FOR” the election of each Class I director nominee named in this proxy statement; and

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

Who is entitled to vote at the annual meeting?

Holders of our common stock as of the close of business on April 13, 2022, the record date for the annual meeting, may vote at the annual meeting. As of the record date, there were 41,299,026 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting. Stockholders are not permitted to cumulate votes with respect to the election of directors.

Stockholders of Record. If your shares of common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”

Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”

Is there a list of registered stockholders entitled to vote at the annual meeting?

A list of registered stockholders entitled to vote at the annual meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting between the hours of 9:00 a.m. and 4:30 p.m. Pacific Time at our principal executive offices located at 171 Oyster Point Boulevard, 5th Floor, South San Francisco, CA 94080 by contacting our corporate secretary. The list of registered stockholders entitled to vote at the annual meeting will also be available online during the annual meeting at www.proxydocs.com/TNYA, for those stockholders attending the annual meeting virtually.

What is the quorum requirement for the annual meeting?

A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our amended and restated bylaws (Bylaws) and Delaware law. The presence, in person (including virtually) or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the annual meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.

How many votes are needed for approval of each proposal?

•

Proposal No. 1: Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of FOR votes are elected as directors. You may (1) vote FOR the election of all of the director nominees named herein, (2) WITHHOLD authority to vote for all such director nominees or (3) vote FOR the election of all such director nominees other than any nominees with respect to whom the vote is specifically WITHHELD by indicating in the space provided on the proxy. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election. If you WITHHOLD your vote as to all nominees, you will be deemed to have abstained from voting on Proposal No. 1, and such abstention will have no effect on the outcome of the proposal.

•

Proposal No. 2: The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. You may vote FOR or

AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal. Because this is a routine proposal, your broker, bank or other nominee will have discretion to vote your shares on this routine matter. See “What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?” below. Therefore, we do not expect any broker non-votes on this proposal.

How do I vote and what are the voting deadlines?

Stockholders of Record. If you are a stockholder of record, you may vote in one of the following ways:

•

by Internet at www.proxydocs.com/TNYA, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on June 8, 2022. To vote via the Internet prior to the annual meeting, go to www.proxydocs.com/TNYA to complete an electronic proxy card. You will be asked to provide the control number from the proxy card you receive. If you vote via the Internet prior to the annual meeting, you do not need to return a proxy card by mail.

•

by toll-free telephone at 1-866-475-3780, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on June 8, 2022. You will be asked to provide the control number from the proxy card. If you vote by telephone, you do not need to return a proxy card by mail.

•

by completing, signing and mailing your proxy card that accompanies this proxy statement, which must be received prior to the annual meeting. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the annual meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors.

•

by attending the annual meeting virtually by visiting www.proxydocs.com/TNYA, where you may vote during the meeting (have your Notice of Internet Availability or proxy card in hand when you visit the website).

Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the annual meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, you may not vote your shares at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee. We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

Stockholders of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

•	“FOR” the election of each Class I director nominee named in this proxy statement; and

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the annual meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote thereon (e.g., Proposal No. 2). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the annual meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

Can I change my vote or revoke my proxy?

Stockholders of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the annual meeting by:

•	entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);

•	completing and returning a later-dated proxy card, which must be received prior to the annual meeting;

•

delivering a written notice of revocation to our Secretary at Tenaya Therapeutics, Inc., 171 Oyster Point Boulevard, 5th Floor, South San Francisco, CA 94080, Attention: Corporate Secretary, which must be received prior to the annual meeting; or

•	attending (including virtually) and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).

Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.

What do I need to do to attend the annual meeting?

We will be hosting the annual meeting via a live audio webcast only.

Stockholders of Record. If you were a stockholder of record as of the record date, then you may attend the annual meeting virtually, and will be able to submit your questions during the meeting and vote your shares electronically during the meeting. To attend and participate in the annual meeting, you must register in advance at www.proxydocs.com/TNYA prior to the deadline of 7:59 a.m. Pacific Time on June 9, 2022. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the annual meeting and to submit questions during the annual meeting. Stockholders are already provided the opportunity to submit questions prior to the annual meeting at the time of registration. The annual meeting via a live audio only webcast will begin promptly at 8:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m. Pacific Time on June 9, 2022, and you should allow ample time for the check-in procedures.

Street Name Stockholders. If you were a street name stockholder as of the record date and your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the proxyvote.com website, then you may access and participate in the annual meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, street name stockholders should contact their bank, broker or other nominee and obtain a legal proxy in order to be able to attend and participate in the annual meeting.

How can I get help if I have trouble checking in or listening to the annual meeting online?

We will have technicians ready to assist you with any technical difficulties you may have accessing the annual meeting. If you encounter any difficulties accessing the virtual-only annual meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instructional email.

Why is the annual meeting held virtually?

We believe that a virtual annual meeting allows for participation by a broader group of stockholders, reduces the costs to stockholders associated with holding an in-person meeting, and is the best option for ensuring the health and safety of the participants in light of the ongoing COVID-19 pandemic. The virtual meeting format is intended to facilitate a level of transparency as close as possible to an in-person meeting.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Faraz Ali, our Chief Executive Officer, Leone D. Patterson, our Chief Financial and Business Officer, and Jennifer Drimmer Rokovich, our General Counsel and Corporate Secretary, have been designated as proxy holders for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholders. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the annual meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

Who will count the votes?

A representative of Mediant Communications Inc. will tabulate the votes and act as inspector of election.

How can I contact Tenaya’s transfer agent?

You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at 800-736-3001, or by writing Computershare Trust Company, N.A, at 150 Royall Street, Canton, Massachusetts 02021. You may also access instructions with respect to certain stockholders matters (e.g., change of address) via the Internet at www-us.computershare.com.

How are proxies solicited for the annual meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

Where can I find the voting results of the annual meeting?

We will disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?

In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.

What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?

If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one paper copy of the Notice of Internet Availability or proxy statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or proxy statement and annual report?

We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to any stockholders at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or proxy statement and annual report, as applicable, you may contact us as follows:

Tenaya Therapeutics, Inc.

Attention: Investor Relations

171 Oyster Point Boulevard, 5th Floor

South San Francisco, CA 94080

Tel: (650) 825-6990

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2023 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices not later than December 29, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Tenaya Therapeutics, Inc.

Attention: Corporate Secretary

171 Oyster Point Boulevard, 5th Floor

South San Francisco, CA 94080

Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of the our board of directors, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our Bylaws. To be timely for our 2023 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices:

•	not earlier than 8:00 a.m., local time, February 9, 2023; and

•	not later 5:00 p.m., local time, than March 11, 2023.

In the event that we hold our 2023 annual meeting of stockholders more than 25 days before or after the first anniversary of the date of this year’s annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than 8:00 a.m., local time, on the 120th day before such annual meeting and no later than 5:00 p.m., local time, on the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

In addition, our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our Bylaws, which, in general, require that the notice be received by our corporate secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our Bylaws may be obtained by accessing our public filings on the SEC’s website at http://www.sec.gov. You may also contact our corporate secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of the Board

Our board of directors currently consists of ten (10) directors, nine (9) of whom are independent under the listing standards of The Nasdaq Stock Market LLC, or Nasdaq. Our board of directors is divided into three classes with staggered three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

Upon the recommendation of our corporate governance and nominating committee, we are nominating David Goeddel, Ph.D., Karah Parschauer, J.D., Jeffrey T. Walsh, M.B.A., and R. Sanders Williams, M.D., as Class I directors at the annual meeting. If elected, Drs. Goeddel and Williams, Ms. Parschauer, and Mr. Walsh will each hold office for a three-year term until the annual meeting of stockholders to be held in 2025 or until their successors are duly elected and qualified.

The following table sets forth the names, ages as of March 31, 2022, and certain other information for each of our directors and director nominees:

Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
David Goeddel, Ph.D.(3)	I	70	Chair and Director	2016	2022	2025
Karah Parschauer, J.D.(1)	I	44	Director	2021	2022	2025
Jeffrey T. Walsh, M.B.A.(1)(2)	I	56	Director	2020	2022	2025
R. Sanders Williams, M.D.(2)	I	73	Director	2016	2022	2025
Continuing Directors
Eli Casdin, M.B.A.(1)	II	48	Director	2019	2023	—
Jin-Long Chen, Ph.D.(3)	II	59	Director	2016	2023	—
Catherine Stehman-Breen, M.D.(2)	II	59	Director	2020	2023	—
Faraz Ali, M.B.A.	III	49	Chief Executive Officer and Director	2018	2024	—
June Lee, M.D.	III	56	Director	2021	2024	—
Deepak Srivastava, M.D.(3)	III	55	Director	2016	2024	—

(1)	Member of audit committee
(2)	Member of compensation committee
(3)	Member of corporate governance and nominating committee

Class I Nominees for Director

David Goeddel, Ph.D., has served as a member of our board of directors since August 2016. Dr. Goeddel has served as a Managing Partner of The Column Group, a venture capital firm, since 2007. Dr. Goeddel is a member of the board of directors at NGM Biopharmaceuticals, a public biopharmaceutical company, as well as A2 Biotherapeutics (Chairman) and Hexagon Bio (Chairman), both privately held biopharmaceutical companies. He previously served as a member of the board of directors for multiple other publicly and privately held companies, including most recently, RAPT Therapeutics, Inc., Nura Bio Inc., Surrozen, Inc., Exonics, Inc., Peloton Therapeutics, Inc., and Neurona Therapeutics Inc. Dr. Goeddel co-founded Tularik in November 1991, was Vice President of Research until 1996, and served as Chief Executive Officer from 1996 until 2004. He then served as Amgen’s first Senior Vice President until May 2006. Prior to Tularik, he was the first scientist hired by Genentech, and from 1978 to 1993 served in various positions, including Fellow, Staff Scientist and Director of Molecular Biology. His pioneering work in the fields of gene cloning and expression of human proteins was the basis for five marketed therapeutics developed by Genentech, including human insulin, human growth hormone, interferon-alpha, interferon-gamma and tissue plasminogen activator. Dr. Goeddel has received numerous scientific awards including the Scheele Medal, the Eli Lilly Award in Biological Chemistry, the Inventor of the Year Award, the Jacob Heskel Gabbay Award, the Howley Prize for Arthritis Research and the Warren Alpert Foundation Prize. He is a member of the National Academy of Sciences and the American Academy of Arts and Sciences. He holds a B.A. in chemistry from the University of California, San Diego and a Ph.D. in biochemistry from the University of Colorado.

We believe Dr. Goeddel is qualified to serve on our board of directors because of his experience serving as a board member of public and private life sciences companies, his experience as a founder and Chief Executive Officer of a public biopharmaceutical company, his depth of knowledge and substantial experience as a research scientist, his extensive experience in investing in diverse biotechnology companies and his experience as a public company board member, including within the biotechnology industry.

Karah Parschauer, J.D., has served as a member of our board of directors since December 2021. In June 2016, Ms. Parschauer began serving as the General Counsel and Executive Vice President and is currently serving as Chief Legal Officer and Executive Vice President of Ultragenyx Pharmaceutical Inc., a public biopharmaceutical company developing treatments for rare and ultra-rare genetic diseases. From June 2005 to June 2016, Ms. Parschauer served in various executive capacities, and most recently as Vice President, Associate General Counsel, at Allergan plc, a pharmaceutical company. Before Allergan, Ms. Parschauer was an attorney at Latham & Watkins LLP, where she practiced in the areas of mergers and acquisitions, securities offerings and corporate governance. Ms. Parschauer is a member of the board of directors of Evolus, Inc., a publicly traded performance beauty company, and Anebulo Pharmaceuticals, Inc., a publicly traded pharmaceutical company. From June 2019 to August 2021, she was a member of the board of directors of Arcturus Therapeutics Holdings Inc., a public RNA medicines company. Ms. Parschauer holds a B.A. in biology from Miami University and a J.D. from Harvard Law School.

We believe Ms. Parschauer is qualified to serve on our board of directors because of her extensive experience as an executive in the life sciences sector, her legal expertise, and her experience as a public company board member within the life sciences industry.

Jeffrey T. Walsh, M.B.A., has served as a member of our board of directors since March 2020. Recently in January 2022, Mr. Walsh joined Third Rock Ventures where he serves as a part-time venture partner. Since 2011, Mr. Walsh has served in various roles at bluebird bio, including most recently as Strategic Advisor from January 2020 to April 2021, and previously as Chief Operating Officer, Chief Financial Officer, and Chief Strategy Officer. From 2008 to 2011, Mr. Walsh served as Chief Business Officer of Taligen Therapeutics, Inc. until it was acquired by Alexion Pharmaceuticals, Inc. Mr. Walsh started his career at SmithKline Beecham Corporation in finance and worldwide business development roles from 1987 to 1995. He subsequently held senior business development, finance, sales and operations roles at Allscripts Healthcare Solutions Inc. from 1995 to 1998, PathoGenesis Corp. from 1998 to 2000, EXACT Sciences Corporation from 2000 to 2004, and Inotek Pharmaceuticals Corp. from 2004 to 2008. He received a B.A. in sociology and economics from Yale University and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University.

We believe that Mr. Walsh’s qualifications to serve on our board of directors include his leadership and management experience in the biotechnology industry and his experience in finance and business development and strategic planning as an executive officer at multiple healthcare companies.

R. Sanders (Sandy) Williams, M.D., has served as a member of our board of directors since October 2016. Dr. Williams has served as the President Emeritus of Gladstone Institutes, a non-profit biomedical research enterprise since January 2018 and previously served as its President from November 2009 to December 2017. Dr. Williams also served as the Chief Executive Officer of Gladstone Foundation, a not-for-profit organization supporting Gladstone Institutes from January 2016 to December 2018. Since January 2018, Dr. Williams has served as Professor of Medicine and Senior Advisor for Science & Technology at Duke University and, from

February 2021 to January 2022 as its Interim Vice President for Research and Innovation. Dr. Williams has also served as a Professor of Medicine at the University of California, San Francisco since 2010. From 2010 to 2017, Dr. Williams was the President and the Robert W. and Linda L. Mahley Distinguished Professor of Medicine of Gladstone Institutes. Prior to this, Dr. Williams served in various roles, including as Dean and Senior Vice Chancellor of the Duke University School of Medicine, from 2001 to 2010. He was the founding Dean of the Duke-NUS Graduate Medical School, Singapore, from 2003 to 2008 and served on its Governing Board from 2003 to 2010. From 1990 to 2001, Dr. Williams was Chief of Cardiology and Director of the Ryburn Center for Molecular Cardiology at the University of Texas, Southwestern Medical Center. Dr. Williams is a member of the board of directors of the Laboratory Corporation of America Holdings, a public diagnostic technologies company, serving on the audit committee and chairing the quality and compliance committee. Dr. Williams also serves as a member of the board of directors of Amgen, Inc., a biopharmaceutical company. Dr. Williams was elected to the National Academy of Medicine in 2002. Dr. Williams received an A.B. from Princeton University and an M.D. from Duke University.

We believe Dr. Williams is qualified to serve on our board because of his scientific and educational background, his extensive expertise in the cardiovascular field, and his experience as a public company board member, including within the biotechnology industry.

Continuing Directors

Eli Casdin, M.B.A., has served as a member of our board of directors since August 2019. Mr. Casdin founded Casdin Capital in 2011 and serves as Chief Investment Officer and Founder. Mr. Casdin serves on the boards of directors of Absci, Century Therapeutics, EQRx, Fluidigm, Sema4 Holdings, SomaLogic and previously served on the board of directors of Exact Sciences and as a board observer for Invitae, 4D Molecular Therapeutics, Fulcrum Therapeutics, Tango Therapeutics and Verve Therapeutics. He also served as Chief Executive Officer and director of CM Life Sciences, Inc., CM Life Sciences II, Inc., and CM Life Sciences III, Inc., until August 2021, September 2021, and December 2021 respectively. Prior to founding Casdin Capital, Mr. Casdin served as Vice President at Alliance Bernstein’s thematic investment arm, focusing on new technologies for the life sciences and healthcare sectors. Previously, he worked as a financial analyst at Bear Sterns and Cooper Hill Partners, a healthcare-focused investment firm. Mr. Casdin earned a B.S. from Columbia University and an M.B.A. from Columbia Business School. He currently serves a director on the Columbia University School of General Studies Board of Visitors, The Rockefeller University Board of Directors, and the New York Genome Center Board of Directors.

We believe Mr. Casdin is qualified to serve on our board because his extensive expertise and experience analyzing and investing in the life sciences industry.

Jin-Long Chen, Ph.D., has served as member of our board of directors since October 2016. Dr. Chen is the founder of NGM Biopharmaceuticals and has served as a member of the NGM board of directors and as Chief Scientific Officer since January 2008. He was also NGM’s President until November 2014. Previously, Dr. Chen held various positions at Amgen, most recently as Vice President, Metabolic Disorders. Prior to joining Amgen when Amgen acquired Tularik in 2004, Dr. Chen served as Vice President of Biology at Tularik. Dr. Chen received a B.S. in nutrition and food science from Fu-Jen Catholic University and a Ph.D. in molecular and cell biology from the University of California, Berkeley.

We believe Dr. Chen is qualified to serve on our board because of his extensive medical research experience, and his experience as a founder, executive, and director of a public biopharmaceutical company.

Catherine Stehman-Breen, M.D., has served as a member of our board of directors since June 2020. Beginning in December 2020, Dr. Stehman-Breen has served as the Chief Executive Officer and a member of the board of directors of Chroma Medicine, a private biotechnology company. From July 2019 to December 2020, Dr. Stehman-Breen served as Chief Development Officer of Obsidian Therapeutics, a private biotechnology company. Since March 2018, she has served as an entrepreneur-in-residence at Atlas Ventures, a venture capital firm. Dr. Stehman-Brown serves as a director of Generation Bio, a public biotechnology company. Dr. Stehman-Breen also serves a member of the board of directors of Dyne Therapeutics, a public biotechnology company. She also previously served as Dyne’s Chief Medical Officer from March 2018 to July 2019. From April 2018 to July 2019, Dr. Stehman-Breen served as Chief Medical Officer Disarm Therapeutics, a private biotechnology company. From March 2017 to December 2017, she served as Chief Medical Officer of Sarepta Therapeutics, a public biopharmaceutical company. Before that, she served as Vice President, Clinical Development and Regulatory Affairs at Regeneron Pharmaceuticals, a public biotechnology company, from January 2015 to March 2017. From 2003 to 2015, she held senior leadership roles at Amgen including Vice President, Global Development, leading the neuroscience, nephrology and bone therapeutic areas. Dr. Stehman-Breen earned a B.A. in biology and psychology from Colby College, an M.S. in epidemiology from the University of Washington, where she also completed her residency and fellowship training, and an M.D. from the University of Chicago in 1990. Dr. Stehman-Breen spent six years as a faculty member in the Division of Nephrology at the University of Washington.

We believe Dr. Stehman-Breen is qualified to serve on our board based on her medical expertise, her experience with clinical development and regulatory affairs in many therapeutic areas, her expertise as an executive in the biotechnology industry and her experience as a public company board member, including within the biotechnology industry.

Faraz Ali, M.B.A., has served as our Chief Executive Officer since June 2018 and as a member of our board of directors since September 2018. Prior to joining us, Mr. Ali was Chief Business Officer at REGENXBIO, a public biotechnology company, from February 2016 to January 2018. From May 2011 to February 2016, Mr. Ali was Vice President, Global Commercial Development and External Affairs at bluebird bio, a public biotechnology company. From August 2001 to November 2010, Mr. Ali held various roles at Genzyme, including Head of U.S. Marketing and Strategic Planning for the rare disease business unit. Prior to Genzyme, Mr. Ali served in leadership roles at GE Corporate and GE Healthcare. Mr. Ali holds a B.S. in Electrical Engineering from Stanford University and an M.B.A. with distinction from Harvard Business School.

We believe Mr. Ali is qualified to serve on our board of directors because of the perspective and experience he brings as our Chief Executive Officer, his experience in leadership and corporate development positions in the biotechnology industry and with companies focused on gene therapies and therapies for rare and orphan diseases, and his educational background.

June Lee, M.D., has served as a member of our board of directors since November 2021. From February 2021 to November 2021, Dr. Lee served as Founder and Chief Executive Officer at Alumis Inc. (formerly known as Esker Therapeutics), a precision medicine company developing treatments for autoimmune diseases. From January 2017 until June 2020, Dr. Lee was Chief Development Officer and Chief Operating Officer of MyoKardia, Inc., a clinical stage biotechnology company with a focus on precision cardiovascular medicines. At MyoKardia she built and led a world class development organization culminating in the company’s $13.1 billion acquisition by Bristol Myers Squibb in November 2020. Prior to MyoKardia from April 2011 to January 2017, Dr. Lee was Professor of Medicine at UCSF School of Medicine, where she served as Director of Translational Research and built the Catalyst Program, an internal accelerator at UCSF for early-stage technologies in therapeutics, devices, diagnostics, and digital health. She is also the founding chair of the University of California Drug, Device, Discovery and Development Group. Previously, from March 2004 to April 2011, she was therapeutic area head in early clinical development in cardiovascular, metabolism, respiratory, and infectious diseases at Genentech. Dr. Lee is a member of the Board of Directors of Eledon Pharmaceuticals, Inc., a public biotechnology company, CinCor Pharma, Inc. and GenEdit, Inc., both private biotechnology companies, and the Council of Korean Americans, of which she previously served as Chair. She is a founding member of the Translational Research Advisory Council of South Korea’s MOGAM Research Institute, and the MTRAC for Life Sciences Innovation Hub Therapeutic/Diagnostic Oversight Committee, a unit associated with the University of Michigan Medical School. She currently serves on Johns Hopkins University Center for

Therapeutic Translation’s Advisory Board, and on the Scientific Advisory Boards for Aer Therapeutics, Inc. and Foresite Labs. Dr. Lee completed a Bachelor of Science in chemistry at the Johns Hopkins University, an M.D. at the School of Medicine at University of California, Davis, and her clinical training in internal medicine and pulmonary and critical care at UCLA and UCSF.

We believe Dr. Lee is qualified to serve on our board of directors because of her extensive scientific background, medical training, expertise in the cardiovascular field, and executive leadership experience in our industry.

Deepak Srivastava, M.D., has served as a member of our board of directors since October 2016. Dr. Srivastava has been a consultant for our company since September 2016 and Chairman of our Scientific Advisory Board since October 2016. Dr. Srivastava has been President of Gladstone Institutes since January 2018. He is currently the Younger Family Professor and a senior investigator at the Gladstone Institute of Cardiovascular Disease and director of the Roddenberry Stem Cell Center. Since 2005, Dr. Srivastava has been a professor in the Departments of Pediatrics and Biochemistry and Biophysics at UC San Francisco, and he is the Wilma and Adeline Pirag Distinguished Professor in pediatric developmental cardiology. He is the immediate past-president of the International Society for Stem Cell Research. Dr. Srivastava is a member of the American Academy of Arts and Sciences and the National Academy of Medicine. He received a B.S. from Rice University and an M.D. from the University of Texas. He trained in pediatrics at the University of California, San Francisco, and in pediatric cardiology at Harvard Medical School.

We believe Dr. Srivastava is qualified to serve on our board because of his scientific and educational background and his extensive expertise in the cardiovascular field and as a co-founder of the company with specific expertise in the science of using direct in vivo reprogramming approach to cellular regeneration.

Director Independence

Our common stock is listed on the Nasdaq Global Select Market. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within one year of the completion of its initial public offering. Under Nasdaq listing rules, a director will only qualify as an independent director if, in the opinion of that listed company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of our audit, compensation and corporate governance and nominating committees be independent.

Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act, and Nasdaq listing rules applicable to audit committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and Nasdaq listing rules applicable to compensation committee members.

Our board of directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that each of Drs. Chen, Goeddel, Lee, Srivastava, Stehman-Breen and Williams, Ms. Parschauer and Messrs. Casdin and Walsh, representing nine of our ten directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the listing standards of Nasdaq. Mr. Ali is not considered an independent director because of his position as our Chief Executive Officer.

In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”

There are no family relationships among any of our directors, director nominees or executive officers.

Board Leadership Structure

Our board of directors is currently chaired by Dr. Goeddel. As a general policy, our board of directors believes that separation of the positions of Chair of our board of directors and Chief Executive Officer reinforces the independence of our board of directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our board of directors as a whole. As such, Mr. Ali serves as our Chief Executive Officer while Dr. Goeddel serves as the Chair of our board of directors but is not an officer. We currently expect and intend the positions of Chair of our board of directors and Chief Executive Officer to continue to be held by two individuals in the future.

Role of Board in Risk Oversight Process

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our board reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions.

In addition, our board has tasked designated standing committees with oversight of certain categories of risk management. Our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our compensation committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. Our corporate governance and nominating committee assesses risks relating to our corporate governance practices, the independence of the board and potential conflicts of interest.

Our board of directors believes its current leadership structure supports the risk oversight function of the board.

Board Committees

Our board of directors has established the following standing committees of the board: audit committee; compensation committee; and corporate governance and nominating committee. The composition and responsibilities of each of the committees of our board of directors is described below.

Audit Committee

The current members of our audit committee are Ms. Parschauer and Messrs. Casdin and Walsh. Mr. Walsh is the chairperson of our audit committee. Our board of directors has determined that each member of our audit committee meets the requirements for independence of audit committee members under the rules and regulations of the SEC and the listing standards of Nasdaq, and also meets the financial literacy requirements of the listing standards of Nasdaq. Our board of directors has determined that Mr. Walsh is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K. Our audit committee is responsible for, among other things:

•	selecting, retaining, compensating, evaluating, overseeing and, where appropriate, terminating our independent registered public accounting firm;

•	reviewing and approving the scope and plans for the audits and the audit fees and approving all non-audit and tax services to be performed by the independent auditor;

•	evaluating the independence and qualifications of our independent registered public accounting firm;

•	reviewing our financial statements, and discussing with management and our independent registered public accounting firm the results of the annual audit and the quarterly reviews;

•	reviewing and discussing with management and our independent registered public accounting firm the quality and adequacy of our internal controls and our disclosure controls and procedures;

•	discussing with management our procedures regarding the presentation of our financial information, and reviewing earnings press releases and guidance;

•	overseeing the design, implementation and performance of our internal audit function, if any;

•	setting hiring policies with regard to the hiring of employees and former employees of our independent auditor and overseeing compliance with such policies;

•	reviewing, approving and monitoring related party transactions;

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adopting and overseeing procedures to address complaints regarding accounting, internal accounting controls and auditing matters, including confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters;

•	reviewing and discussing with management and our independent auditor the adequacy and effectiveness of our legal, regulatory and ethical compliance programs; and

•	reviewing and discussing with management and our independent auditor our guidelines and policies to identify, monitor and address enterprise risks.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our audit committee is available on our website at https://investors.tenayatherapeutics.com/corporate-governance/governance-overview. During 2021, our audit committee held four meetings.

Compensation Committee

The current members of our compensation committee are Drs. Stehman-Breen and Williams and Mr. Walsh. Dr. Williams is the chairperson of our compensation committee. Our board of directors has determined that each member of our compensation committee meets the requirements for independence for compensation committee members under the rules and regulations of the SEC and the listing standards of Nasdaq. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:

•	reviewing, approving or making recommendations to our board of directors regarding the compensation for our executive officers, including our chief executive officer;

•	reviewing, approving and administering our employee benefit and equity incentive plans;

•	establishing and reviewing the compensation plans and programs of our employees, and ensuring that they are consistent with our general compensation strategy;

•	approving or making recommendations to our board of directors regarding the creation or revision of any clawback policy;

•	making recommendations to our board of directors regarding non-employee director compensation; and

•	reviewing and discussing with management compensation policies and practices to determine whether any policies are reasonably likely to have a material adverse effect on us.

Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our compensation committee is available on our website at https://investors.tenayatherapeutics.com/corporate-governance/governance-overview. During 2021, our compensation committee held six meetings.

Corporate Governance and Nominating Committee

The current members of our corporate governance and nominating committee are Drs. Chen, Goeddel, and Srivastava. Dr. Srivastava is the chairperson of our corporate governance and nominating committee. Our board of directors has determined that each member of our corporate governance and nominating committee meets the requirements for independence for corporate governance and nominating committee members under the listing standards of Nasdaq. Our corporate governance and nominating committee is responsible for, among other things:

•	reviewing and assessing and making recommendations to our board of directors regarding desired qualifications, expertise and characteristics sought of board members;

•	identifying, evaluating, selecting or making recommendations to our board of directors regarding nominees for election to our board of directors;

•	developing policies and procedures for considering stockholder nominees for election to our board of directors;

•	reviewing our succession planning process for our chief executive officer and any other members of our executive management team;

•	reviewing and making recommendations to our board of directors regarding the composition, organization and governance our board of directors and its committees;

•	reviewing and making recommendations to our board directors regarding our corporate governance guidelines and corporate governance framework;

•	overseeing director orientation for new directors and continuing education for our directors;

•	overseeing the evaluation of the performance of our board of directors and its committees; and

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reviewing and monitoring compliance with our code of business conduct and ethics, and reviewing conflicts of interest of our board members and officers other than related party transactions reviewed by our audit committee.

Our corporate governance and nominating committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. A copy of the charter of our corporate governance and nominating committee is available on our website at https://investors.tenayatherapeutics.com/corporate-governance/governance-overview. During 2021, our corporate governance and nominating committee held one meeting.

Attendance at Board and Stockholders Meetings

During our fiscal year ended December 31, 2021, our board of directors held four meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (1) the total number of meetings of the board of directors held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served.

Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meetings of stockholders, we encourage, but do not require, directors to attend. This annual meeting will be our first annual meeting of our stockholders.

Compensation Committee Interlocks and Insider Participation

During 2021, the members of our compensation committee were Drs. Stehman-Breen and Williams and Mr. Walsh. None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Considerations in Evaluating Director Nominees

Our corporate governance and nominating committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our corporate governance and nominating committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors and other director qualifications. While our board has not established minimum qualifications for board members, some of the factors that our corporate governance and nominating committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business experience and diversity, and with respect to diversity, such factors as race, ethnicity, gender, differences in professional background, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that the board should be a diverse body, and the corporate governance and nominating committee considers a broad range of perspectives, backgrounds and experiences.

If our corporate governance and nominating committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management.

After completing its review and evaluation of director candidates, our corporate governance and nominating committee recommends to our full board of directors the director nominees for selection. Our corporate governance and nominating committee has discretion to decide which individuals to recommend for nomination as directors and our board of directors has the final authority in determining the selection of director candidates for nomination to our board.

Stockholders Recommendations and Nominations to our Board of Directors

Our corporate governance and nominating committee will consider recommendations and nominations for candidates to our board of directors from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and Bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our corporate governance and nominating committee will evaluate such recommendations in accordance with its charter, our Bylaws and corporate governance guidelines and the director nominee criteria described above.

A stockholder who wants to recommend a candidate to our board of directors should direct the recommendation in writing by letter to our corporate secretary at Tenaya Therapeutics, Inc., 171 Oyster Point Boulevard, 5th

Floor, South San Francisco, CA 94080, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholders’ ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder(s) in support of the candidate. Our corporate governance and nominating committee has discretion to decide which individuals to recommend for nomination as directors.

Under our Bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our Bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2023 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed above under “Questions and Answers About The Proxy Materials—What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?”

Communications with the Board of Directors

Stockholders and other interested parties wishing to communicate directly with our non-management directors, may do so by writing and sending the correspondence to our corporate secretary by mail to our principal executive offices at 171 Oyster Point Boulevard, 5th Floor, South San Francisco, CA 94080, Attention: Corporate Secretary. Our corporate secretary, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our corporate secretary will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the board. These policies and procedures do not apply to (a) communications to non-management directors from our officers or directors who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, or (c) communications to our audit committee pursuant to our complaint procedures for accounting and audit matters.

Policy Prohibiting Hedging or Pledging of Securities

Under our insider trading policy, our employees, including our executive officers, and the members of our board of directors are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5)  holding our securities in a margin account.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and other executive and senior financial officers. The full text of our corporate governance guidelines and code of business conduct and ethics are available on our website at https://investors.tenayatherapeutics.com/corporate-governance/

governance-overview. We will post amendments to our code of business conduct and ethics or any waivers of our code of business conduct and ethics for directors and executive officers on the same website.

Board Diversity

The corporate governance and nominating committee is committed to continuing to identify and recruit highly qualified director candidates with diverse experiences, perspectives, and backgrounds to join our board of directors. The table below provides certain information regarding the composition of our board of directors. As shown below in the board diversity matrix, the Company is currently in compliance with the diversity requirements of Nasdaq Rule 5605(f) and Sections 301.3 and 301.4 of the California Corporations Code.

Board Diversity Matrix (as of December 31, 2021)
Total Number of Directors	10
	Female	Male
Part I: Gender Identity
Directors	3	7
Part II: Demographic Background
Asian	1	3
White	2	4

Director Compensation

Under our Outside Director Compensation Policy, non-employee directors receive compensation in the form of cash and equity, as described below. We also reimburse our non-employee directors for expenses incurred in connection with attending board and committee meetings, as well as continuing director education.

Cash Compensation

The Outside Director Compensation Policy provides for each non-employee director to be paid an annual cash retainer of $35,000. In addition, each non-employee director who serves as a chair or chair or member of a committee will be entitled to receive the following cash compensation for his or her services:

•	$30,000 per year for service as non-executive chair of our board of directors;

•	$20,000 per year for service as a lead independent director;

•	$15,000 per year for service as chair of the audit committee;

•	$7,500 per year for service as a member of the audit committee;

•	$10,000 per year for service as chair of the compensation committee;

•	$5,000 per year for service as a member of the compensation committee;

•	$8,000 per year for service as chair of the corporate governance and nominating committee; and

•	$4,000 per year for service as a member of the corporate governance and nominating committee.

Each non-employee director who serves as a committee chair will receive only the cash retainer fee as the chair of the committee but not the cash retainer fee as a member of that committee. These fees to our non-employee directors are paid quarterly in arrears on a prorated basis. Under our Outside Director Compensation Policy, we also will reimburse our non-employee directors for reasonable travel expenses to attend meetings of our board of directors and its committees.

Equity Compensation

Initial Award. Pursuant to our Outside Director Compensation Policy, each person who first becomes a non-employee director after the effective date of such policy will receive, on the first trading day on or after the date that the person first becomes a non-employee director, an initial award, or the Initial Award, of stock options to purchase shares of our common stock with a grant date fair value as determined in accordance with U.S. GAAP equal to $320,000. The Initial Award will be scheduled to vest in equal installments as to one thirty-sixth of the shares of our common stock subject at grant to the Initial Award on a monthly basis following the Initial Award’s grant date, on the same day of the month as the grant date, subject to continued services to us through the applicable vesting dates. If the person was a member of our board of directors and also an employee, then becoming a non-employee director due to termination of employment will not entitle the person to an Initial Award.

Annual Award. Pursuant to our Outside Director Compensation Policy, each non-employee director who has served continuously as an outside director for no less than 6 months as of the date of the annual meeting of our stockholders will automatically receive, on the first trading day immediately after the date of each annual meeting of our stockholders that occurs following the effective date of our Outside Director Compensation Policy, an annual award, or the Annual Award, of stock options to purchase shares of our common stock with a grant date fair value as determined in accordance with U.S. GAAP equal to $160,000. Each Annual Award will be scheduled to vest in full upon the first anniversary of the date of the grant, or if earlier, the day immediately before the date of the next annual meeting that occurs after the Annual Award’s grant date, subject to the outside director remaining a service provider through the applicable vesting date.

Change in Control. In the event of a change in control, as defined in our 2021 Equity Incentive Plan, each non-employee director’s then outstanding equity awards covering shares of our common stock will accelerate vesting in full, provided that he or she remains a non-employee director through the date of our change in control.

Other Award Terms. Each Initial Award and Annual Award will be granted under our 2021 Equity Incentive Plan (or its successor plan, as applicable) and form of award agreement under such plan. These awards will have a maximum term to expiration of ten years from their grant and a per-share exercise price equal to 100% of the fair market value of a share of our common stock on the award’s grant date.

Director Compensation Limits. Our Outside Director Compensation Policy provides that in any fiscal year, a non-employee director may be paid cash compensation and granted equity awards with an aggregate value of no more than $500,000 (with the value of equity awards based on its grant date fair value determined in accordance with U.S. GAAP for purposes of this limit). Equity awards granted or other compensation provided to a non-employee director while he or she was an employee or consultant (other than a non-employee director), or granted or provided before the effective date of the registration statement related to our initial public offering, do not count toward this annual limit.

Director Compensation for Fiscal 2021

The following table sets forth information regarding the total compensation awarded to, earned by or paid to our non-employee directors for their service on our board of directors, for the fiscal year ended December 31, 2021. Directors who are also our employees receive no additional compensation for their service as directors. During 2021, Mr. Ali was an employee and executive officer of the company and therefore, did not receive compensation as a director. See “Executive Compensation” for additional information regarding Mr. Ali’s compensation.

Name	Fees Paid or Earned in Cash ($)	Option Awards ($)(1)	Total ($)
Eli Casdin, M.B.A.	17,937	—	17,937
Jin-Long Chen, Ph.D.	16,460	—	16,460
David Goeddel, Ph.D.	30,794	—	30,794
JeenJoo Kang, Ph.D.(2)	11,881	—	11,881
Karah Parschauer, J.D.(3)	1,142	315,242	316,384
Catherine Stehman-Breen, M.D.	16,882	—	16,882
June Lee, M.D.(4)	4,083	311,923	316,006
Deepak Srivastava, M.D.	18,148	—	18,148
Jeffrey T. Walsh, M.B.A.	23,212	89,600	112,812
R. Sanders Williams, M.D.	18,992	—	18,992

(1)

This column reflects the aggregate grant date fair value of option awards granted to the directors in the applicable fiscal year, computed in accordance with Financial Accounting Standards Board (FASB), Accounting Standards Codification Topic 718 (ASC 718). See Note 2 to our financial statements for the year ended December 31, 2021 included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 23, 2022 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. Our directors will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

(2)	JeenJoo Kang, Ph.D., resigned from our board of directors on November 17, 2021.
(3)	Karah Parschauer, J.D., joined our board of directors on December 22, 2021.
(4)	June Lee, M.D., joined our board of directors on November 19, 2021.

The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2021:

Name	Date of Grant	Number of Shares Underlying Outstanding Options	Option Exercise Price ($)	Option Expiration Date
Eli Casdin, M.B.A.	—	—	—	—
Jin-Long Chen, Ph.D.	12/06/2019	5,000	2.70	12/05/2029
David Goeddel, Ph.D.	—	—	—	—
Karah Parschauer, J.D.	12/22/2021	19,495	20.99	12/21/2031
Catherine Stehman-Breen, M.D.	06/17/2020	21,875	2.70	06/16/2030
June Lee, M.D.	11/19/2021	18,937	21.65	11/18/2031
Deepak Srivastava, M.D.	12/06/2019	37,500	2.70	12/05/2029
Jeffrey T. Walsh, M.B.A.	03/10/2020	30,000	2.70	03/09/2030
	06/17/2021	10,000	9.36	06/16/2031
R. Sanders Williams, M.D.	—	—	—	—

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

Our board of directors currently consists of ten members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. At the annual meeting, four Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

Nominees

Our corporate governance and nominating committee has recommended, and our board of directors has approved, David Goeddel, Ph.D., Karah Parschauer, J.D., Jeffrey T. Walsh, M.B.A., and R. Sanders Williams, M.D., as nominees for election as Class I directors at the annual meeting. If elected, each of Drs. Goeddel and Williams, Ms. Parschauer, and Mr. Walsh will serve as a Class I director until the 2025 annual meeting of stockholders and until his or her respective successor is elected and qualified or until his or her earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

Each of Drs. Goeddel and Williams, Ms. Parschauer, and Mr. Walsh have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.

Vote Required

Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for our fiscal year ending December 31, 2022. Deloitte & Touche LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2021.

At the annual meeting, we are asking our stockholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Our audit committee is submitting the appointment of Deloitte & Touche LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Deloitte & Touche LLP, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of Deloitte & Touche LLP, then our audit committee may reconsider the appointment. One or more representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Deloitte & Touche LLP for our fiscal years ended December 31, 2021, and 2020.

	2021	2020
Audit Fees(1)	$1,547,870	$543,545
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$1,547,870	$543,545

(1)

“Audit fees” consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings and other engagements such as consents and review of documents filed with the SEC. The fees for 2021 include services associated with our initial public offering in August 2021.

Auditor Independence

In 2021, there were no other professional services provided by Deloitte & Touche LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Deloitte & Touche LLP.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the such accounting firm’s independence. All services provided by Deloitte & Touche LLP for our fiscal year ended December 31, 2020, were approved by our board of directors, and following adoption of our pre-approval policy in June 2021, all fees paid to Deloitte & Touche LLP for our fiscal year ended December 31, 2021, were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022, requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2022.

AUDIT COMMITTEE REPORT

The audit committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of the Nasdaq Stock Market LLC and the rules and regulations of the Securities and Exchange Commission (the SEC). The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee operates under a written charter approved by the board of directors, which is available on our website at https://investors.tenayatherapeutics.com/corporate-governance/governance-overview. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

With respect to the Company’s financial reporting process, the Company’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s financial statements. The Company’s independent registered public accounting firm, Deloitte & Touche LLP (Deloitte), is responsible for performing an independent audit of the Company’s financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare the Company’s financial statements. These are the fundamental responsibilities of management.

In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements with management and Deloitte;

•	discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC; and

•

received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with Deloitte its independence.

Based on the audit committee’s review and discussions with management and Deloitte, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

Respectfully submitted by the members of the audit committee of the board of directors:

Jeffrey T. Walsh (Chair)

Eli Casdin

Karah Parschauer

This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers as of March 31, 2022.

Name	Age	Position
Faraz Ali, M.B.A.	49	Chief Executive Officer
Leone D. Patterson, M.B.A.	59	Chief Financial and Business Officer
Timothy Hoey, Ph.D.	63	Chief Scientific Officer
Whittemore (Whit) Tingley, M.D., Ph.D.	54	Chief Medical Officer

For the biography of Mr. Ali, please see “Board of Directors and Corporate Governance—Continuing Directors.”

Leone D. Patterson, M.B.A., began serving as our Chief Financial and Business Officer in June 2021. Prior to joining us, Ms. Patterson joined Adverum Biotechnologies, Inc., a public clinical-stage gene therapy company, in June 2016 as the Chief Financial Officer and also served as Chief Executive Officer from May 2018 to June 2020, director from October 2018 to June 2020, and President from December 2019 to June 2021. Ms. Patterson has held various senior positions at Diadexus, Inc., Transcept Pharmaceuticals, Inc., NetApp, Inc., Exelixis, Inc., Novartis AG, Chiron (acquired by Novartis AG), and KPMG. Ms. Patterson currently serves on the board of directors and as the Chair of the audit committee of Nkarta and Eliem Therapeutics, both public biotechnology companies. Ms. Patterson holds a B.S. in Business Administration and Accounting from Chapman University and an Executive M.B.A. from St. Mary’s College. Ms. Patterson is also a Certified Public Accountant (inactive status).

Timothy Hoey, Ph.D., has served as our Chief Scientific Officer since August 2017. From 2005 to June 2017, he held various roles at OncoMed Pharmaceuticals, a public biotechnology company (acquired by Mereo BioPharma Group), including as the Senior Vice-President, Cancer Biology and co-Chief Scientific Officer from January 2016 to June 2017. From 1993 to 2005, Dr. Hoey served in various roles at Tularik, a public biopharmaceutical company acquired by Amgen in 2004, including as Director, Biology Department at both Tularik and Amgen. Dr. Hoey received a B.S. in Biology from the University of Michigan and a Ph.D. in Biological Sciences from Columbia University.

Whittemore (Whit) Tingley, M.D., Ph.D., has served as our Chief Medical Officer since December 2018. Before joining us, he served as the Vice President of Clinical Research, Cardiology, at Cytokinetics, a public biotechnology company, from September 2017 to December 2018. From 2009 to September 2017, Dr. Tingley held various medical director and group medical director roles at Genentech. Before that, Dr. Tingley was adjunct assistant professor of medicine in the cardiology division at the University of California, San Francisco, and was an attending cardiologist in the UCSF Cardiology Faculty Practice. Dr. Tingley earned a B.A. degree from Brown University and an M.D. and a Ph.D. from the Johns Hopkins University School of Medicine. He completed internship and residency programs at the Johns Hopkins Hospital, a cardiology fellowship at University of California, San Francisco and post-doctoral research at Gladstone Institutes.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Typically, our chief executive officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that the chief executive officer does not make recommendations as to his own compensation. Our chief executive officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data. Our compensation committee makes decisions as to total compensation for each executive officer other than the chief executive officer, although it may instead, in its discretion, make recommendations to our board of directors regarding executive compensation for its approval. Our board of directors makes decisions as to total compensation for our chief executive officer.

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In 2021, our compensation committee retained Compensia, a national compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Compensia serves at the discretion of our compensation committee. As part of its engagement, Compensia assists our compensation committee in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.

Our named executive officers, consisting of our principal executive officer and the two most highly compensated executive officers (other than our principal executive officer), as of December 31, 2021, were:

•	Faraz Ali, M.B.A., our Chief Executive Officer;

•	Leone D. Patterson, M.B.A, our Chief Financial and Business Officer; and

•	Whittemore (Whit) Tingley, M.D., Ph.D., our Chief Medical Officer.

Summary Compensation Table

The following table sets forth information regarding the compensation reportable for our named executive officers for the years ended December 31, 2021, and 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Faraz Ali, M.B.A.	2021	493,750	—	—	4,259,989	216,120	—	896	4,970,756
	2020	425,000	126,500	—	197,500	—	—	1,300	750,300
Leone D. Patterson, M.B.A.(4)	2021	216,477			3,414,160	75,600	—	1,903	3,708,140
	2020	—	—	—	—	—	—	—	—
Whittemore (Whit) Tingley, M.D., Ph.D.	2021	402,947	—	—	1,146,080	146,000	—	2,230	1,697,258
	2020	371,000	95,000	—	—	—	—	1,520	467,520

(1)

Bonuses for services rendered by our named executive officers in 2020 are included in the Bonus column. While our compensation committee had established general guidelines related to bonus target amounts and the portion of each named executive officer’s annual cash bonus that is tied to company-wide or personal performance components, the compensation committee exercised discretion in determining the amount of cash bonuses for 2020. Accordingly, we do not consider the 2020 cash bonus payments to be Non-Equity Incentive Plan Compensation.
(2)

This column reflects the aggregate grant date fair value of option awards granted to the officer in the applicable fiscal year, computed in accordance with FASB ASC Topic 718. See Note 2 to our financial statements for the year ended December 31, 2021 included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 23, 2022 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

(3)

The amounts in this column represent the portion of the cash bonuses awarded under our Executive Incentive Compensation Plan that was based on the compensation committee’s assessment of the achievement of pre-determined corporate goals.

(4)	Ms. Patterson commenced employment with us in June 2021.

Employment Arrangements

Each of our current executive officers has executed our standard form of confidential information, invention assignment and arbitration agreement.

We have entered into an employment offer letter agreement with each of our executive officers in connection with his or her employment with us. These offer letters provide for “at will” employment.

Faraz Ali, M.B.A.

We have entered into a confirmatory employment letter with Mr. Ali, our Chief Executive Officer. The confirmatory employment letter has no specific term and provides for at-will employment. Mr. Ali’s current annual base salary is $571,000 and his annual target bonus is 50% of his annual base salary.

Leone D. Patterson, M.B.A.

We have entered into an employment letter with Ms. Patterson, our Chief Financial and Business Officer. Ms. Patterson began employment in June 2021. The employment letter has no specific term and provides for at-will employment. Ms. Patterson’s current annual base salary is $445,000 and her annual target bonus is 40% of her annual base salary.

Timothy Hoey, Ph.D.

We have entered into a confirmatory employment letter with Dr. Hoey, our Chief Scientific Officer. The confirmatory employment letter has no specific term and provides for at-will employment. Dr. Hoey’s current annual base salary is $420,000 and his annual target bonus is 40% of his annual base salary.

Whittemore (Whit) Tingley, M.D., Ph.D.

We have entered into a confirmatory employment letter with Dr. Tingley, our Chief Medical Officer. The confirmatory employment letter has no specific term and provides for at-will employment. Dr. Tingley’s current annual base salary is $455,000 and his annual target bonus is 40% of his annual base salary.

Potential Payments Upon Termination or Change in Control

Executive Change in Control and Severance Plan

In June 2021, our board of directors adopted an Executive Change in Control and Severance Plan, or the Executive Severance Plan, pursuant to which our named executive officers and certain other key employees are eligible to receive severance benefits, as specified in and subject to the employee signing a participation agreement under our Executive Severance Plan. This Executive Severance Plan was developed with input from Compensia regarding severance practices at comparable companies. It is designed to attract, retain and reward senior level employees. The Executive Severance Plan will be in lieu of any other severance payments and benefits to which such key employee was entitled prior to signing the participation agreement.

Each of our named executive officers has signed a participation agreement under our Executive Severance Plan providing for the rights to the applicable payments and benefits described below.

In the event of a “qualifying termination” of the employment of a named executive officer, which generally includes a termination of employment by us for a reason other than “cause” or the named executive officer’s death or “disability” (as such terms are defined in our Executive Severance Plan), but in the case of Mr. Ali includes a termination of employment by him for “good reason” or by us for a reason other than “cause” or his death or disability, in all cases, that occurs outside the change in control period (as described below), then the named executive officer will be entitled to the following payments and benefits:

•

a lump sum payment equal to nine months of the named executive officer’s annual base salary as in effect immediately prior to his or her qualifying termination of employment, or twelve months in the case of Mr. Ali; and

•

continued health coverage under COBRA or a lump sum payment equal to the premium cost of continued health coverage under the Consolidated Omnibus Reconciliation Act of 1985 as amended, or COBRA, for a period of twelve months.

In the event of a termination of employment by the named executive officer for “good reason” or by us for a reason other than “cause” or the named executive officer’s death or disability, in each case, within a period beginning upon and ending twelve months following a “change in control” (as defined in our Executive Severance Plan), or in the case of Mr. Ali beginning three months prior to and ending 18 months following a “change in control” (such period, in either case, the “change in control period”), then the named executive officer will be entitled to the following payments and benefits:

•	a lump sum payment equal to 12 months of the named executive officer’s annual base salary as in effect immediately prior to his or her qualifying termination of employment;

•	continued health coverage under COBRA or a lump sum payment equal to the cost of continued health coverage under COBRA for a period of 12 months;

•

100% accelerated vesting of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels for the relevant performance period(s); and

•	in the case of Mr. Ali, a lump sum payment equal to 100% of his target annual bonus for the year in which the qualifying termination occurs.

The receipt of the payments and benefits provided for under the Executive Severance Plan described above is conditioned on the named executive officer signing and not revoking a separation and release of claims agreement and such release becoming effective and irrevocable no later than the 60th day following the named executive officer’s involuntary termination of employment, as well as continued compliance with the invention assignment and confidentiality agreement applicable to the named executive officer.

In addition, if any of the payments or benefits provided for under the Executive Severance Plan or otherwise payable to a named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the named executive officer will receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to them. The

Executive Severance Plan does not require us to provide any tax gross-up payments to the named executive officers.

Executive Incentive Compensation Plan

In June 2021, our board of directors adopted the Executive Incentive Compensation Plan, or the Incentive Compensation Plan. Our Incentive Compensation Plan allows our compensation committee to grant incentive awards, generally payable in cash, to employees selected by our compensation committee, including our executive officers, based upon performance goals established by our compensation committee.

Under our Incentive Compensation Plan, our compensation committee will determine the performance goals applicable to any award, which goals may include, without limitation, goals related to research and development, regulatory milestones or regulatory-related goals, gross margin, financial milestones, new product or business development, operating margin, product release timelines or other product release milestones, publications, cash flow, procurement, savings, internal structure, leadership development, project, function or portfolio-specific milestones, license or research collaboration agreements, capital raising, initial public offering preparations, patentability and individual objectives such as peer reviews or other subjective or objective criteria. The performance goals may differ from participant to participant and from award to award.

The compensation committee of our board of directors administers our Incentive Compensation Plan and may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award, and/or increase, reduce or eliminate the amount allocated to the bonus pool for a particular performance period. The actual award may be below, at or above a participant’s target award, in the discretion of the administrator. The administrator may determine the amount of any increase, reduction or elimination on the basis of such factors as it deems relevant, and it is not required to establish any allocation or weighting with respect to the factors it considers.

Actual awards generally will be paid in cash (or its equivalent) only after they are earned, and, unless otherwise determined by the administrator, to earn an actual award a participant must be employed by us through the date the actual award is paid. The compensation committee may reserve the right to settle an actual award with a grant of an equity award under our then-current equity compensation plan, which equity award may have such terms and conditions, including vesting, as the compensation committee determines. Payment of awards will occur as soon as practicable after they are earned, but no later than the dates set forth in our Incentive Compensation Plan.

Our board of directors and our compensation committee have the authority to amend, suspend or terminate our Incentive Compensation Plan, provided such action does not impair the existing rights of any participant with respect to any earned awards.

401(k) Plan

We maintain a 401(k) retirement savings plan, or 401(k) plan, for the benefit of our employees, including our named executive officers, who satisfy certain eligibility requirements. Our 401(k) plan provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Code and the applicable limits under the 401(k) plan (generally, up to 90% of the employee’s eligible compensation), on a pre-tax or after-tax (Roth) basis, through contributions to the 401(k) plan. All of a participant’s contributions into the 401(k) plan are 100% vested when contributed. The 401(k) plan permits us to make matching contributions and profit-sharing contributions to eligible participants. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan.

Outstanding Equity Awards at Fiscal 2021 Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2021.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Faraz Ali, M.B.A.	09/06/2018	425,000	—	—	0.66	09/05/2028
	03/10/2020	18,228	23,438	—	2.70	03/09/2030
	02/27/2021	95,485	321,181	—	5.64	02/26/2031
	06/17/2021	20,833	145,833	—	9.36	06/16/2031
Leone D. Patterson, M.B.A.	07/06/2021	—	354,166	—	10.56	07/05/2031
Whittemore (Whit) Tingley, M.D., Ph.D.	12/10/2018	75,000	—	—	0.78	12/09/2028
	01/19/2021	5,729	19,271	—	5.64	01/18/2031
	06/17/2021	13,541	94,792	—	9.36	06/16/2031

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2021. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders
2021 Equity Incentive Plan(1)	417,722	$20.86	3,594,158
2021 Employee Stock Purchase Plan(2)	—	—	800,000
2016 Equity Incentive Plan(3)	2,354,432	$5.61	—
Total	2,772,154	$7.90	4,394,158

(1)

The number of shares of common stock available for issuance under our 2021 Equity Incentive Plan (2021 Plan) will automatically increase on the first day of each fiscal year, in an amount equal to the lesser of: 4,000,000 shares; 4% of our outstanding shares of common stock as of the last day of the immediately preceding year; or such other amount as our board of directors may determine.

(2)

The number of shares of common stock available for issuance under our 2021 Employee Stock Purchase Plan (2021 ESPP) will automatically increase on the first day of each fiscal year in an amount equal to the lesser of: 800,000 shares; 1% of the outstanding shares of the Company’s common stock as of the last day of the immediately preceding year; or such other amount as the board of directors may determine. The first offering period has not commenced as of December 31, 2021.

(3)

We no longer grant awards under the 2016 Equity Incentive Plan (2016 Plan); however, all outstanding options issued pursuant to the 2016 Plan continue to be governed by their existing terms. To the extent that any such awards are forfeited or lapse unexercised or are repurchased, the shares of common stock subject to such awards will become available for issuance under the 2021 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 31, 2022, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors and nominees for director; and

•	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 41,299,026 shares of our common stock outstanding as of March 31, 2022. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2022, to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each person or entity listed in the table is c/o Tenaya Therapeutics, Inc., 171 Oyster Point Boulevard, 5th Floor, South San Francisco, CA 94080.

	Shares Beneficially Owned
Name of Beneficial Owner	Shares	Percentage
5% or Greater Stockholders:
Entities affiliated with The Column Group(1)	9,400,290	22.76
Entities affiliated with FMR LLC(2)	5,723,732	13.86
Entities affiliated with Casdin Group(3)	3,586,818	8.68
T. Rowe Price Associates, Inc.(4)	2,993,503	7.25
Symbiosis II, LLC(5)	2,642,285	6.40
Entities affiliated with RTW(6)	2,458,750	5.95
Named Executive Officers and Directors:
Faraz Ali, M.B.A.(7)	649,737	1.55
Leone D. Patterson, M.B.A.(8)	4,125	*
Whittemore (Whit) Tingley, M.D., Ph.D.(9)	116,971	*
Eli Casdin, M.B.A. (3)	3,586,818	8.68
Jin-Long Chen, Ph.D.(10)	30,000	*
David Goeddel, Ph.D.(1)	9,400,290	22.76
Karah Parschauer, J.D.(11)	2,707	*
Catherine Stehman-Breen, M.D.(12)	14,375	*
June Lee, M.D.(13)	3,156	*
Deepak Srivastava, M.D.(14)	347,221	*
Jeffrey T. Walsh, M.B.A.(15)	25,416	*
R. Sanders Williams, M.D.	29,999	*
All executive officers and directors as a group (13 persons)(16)	14,432,494	34.24

*	Represents less than 1%.
(1)

Based on information taken from the Schedule 13G filed on February 11, 2022, consists of 4,414,720 shares held directly by The Column Group III, LP and 4,985,570 shares held directly by The Column Group III-A,

LP (Column Group Funds). The Column Group III GP, LP (TCG III GP) is the general partner of each of the Column Group Funds. The managing partners of TCG III GP are David V. Goeddel, Peter Svennilson and Tim Kutzkey who may be deemed to share voting and investment power with respect to the shares, and each of whom disclaim beneficial ownership of the shares held by the Column Group Funds except to the extent of their pecuniary interests therein, if any. Dr. Goeddel is a member of our board of directors. TCG III GP LP is the general partner of each of these funds and may be deemed to have voting, investment and dispositive power with respect to all of these shares. The address of the Column Group Funds is 1 Letterman Drive, Building D, Suite M-900, San Francisco, California 94129.
(2)

Based on information taken from the Schedule 13G/A filed on February 9, 2022, these 5,723,732 shares are held by various entities affiliated with FMR LLC (FMR). FMR may be deemed to be the beneficial owner of these shares and exercises shared voting and investment control over the shares with each of the entities. FMR has the sole voting power over 371,913 shares and sole dispositive power over 5,723,732 shares. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940 to form a controlling group with respect to FMR. Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (the Fidelity Funds) advised by Fidelity Management & Research Company (FMR Co.), a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds’ Board of Trustees. FMR Co. carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Board of Trustees. The address of FMR is 245 Summer Street, Boston, Massachusetts 02210.

(3)

Based on information taken from the Schedule 13D filed on August 9, 2021. These 3,586,818 shares are held by various entities affiliated with Casdin Capital, LLC (Casdin Capital). Casdin Capital may be deemed to be the beneficial owner of these shares and exercises shared voting and investment control over these shares. Eli Casdin, a member of our board of directors, is the managing member of Casdin Capital and may be deemed to have voting and investment power with respect to the shares and disclaims beneficial ownership of the shares except to the extent of his pecuniary interests therein, if any. The address of Casdin Capital and Eli Casdin is 1350 Avenue of the Americas, Suite 2600, New York, NY 10019.

(4)

Based on information taken from the Schedule 13G filed on February 14, 2022. T. Rowe Price Associates, Inc. holds sole voting power over 544,241 shares and dispositive power over 2,993,503 shares. The address of this entity is 100 East Pratt Street, Baltimore, Maryland, 21202.

(5)

Based on information taken from the Schedule 13G filed on February 14, 2022, these 2,642,285 shares held by Symbiosis II, LLC which exercises voting, investment and dispositive control of the shares. Chidozie Ugwumba is the managing partner of Symbiosis II, LLC and as such has sole voting and investment control over these shares. The address of this entity is 609 SW 8th St., Suite 365, Bentonville, Arkansas 72712.

(6)

Based on information taken from the Schedule 13G filed on February 14, 2022, these shares are held by RTW Investments, LP which may be deemed to have voting, investment and dispositive power with respect to all of these shares. Roderick Wong is the managing partner and chief investment officer of RTW Investments, LP and as such has sole voting and investment control over the shares. Dr. Wong disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein, if any. The address of these entities is 40 10th Avenue, Floor 7, New York, New York 10014.

(7)

Includes 649,737 shares subject to outstanding options exercisable within 60 days of March 31, 2022, of which 92,084 shares may be repurchased by us, if exercised, at the original exercise price per share.

(8)	Includes 4,125 shares subject to outstanding options exercisable within 60 days of March 31, 2022.
(9)

Includes 116,971 shares subject to outstanding options exercisable within 60 days of March 31, 2022, of which 10,938 shares may be repurchased by us, if exercised, as the original exercise price per share.

(10)	Includes 5,000 shares subject to outstanding options exercisable within 60 days of March 31, 2022.
(11)	Includes 2,707 shares subject to outstanding options exercisable within 60 days of March 31, 2022.

(12)	Includes 6,250 shares subject to outstanding options exercisable within 60 days of March 31, 2022.
(13)	Includes 3,156 shares subject to outstanding options exercisable within 60 days of March 31, 2022.
(14)

Includes 191,666 shares of common stock held by The J. David Gladstone Institute for which Dr. Srivastava serves as President and 13,889 shares subject to outstanding options exercisable within 60 days of March 31, 2022.

(15)	Includes 25,416 shares subject to outstanding options exercisable within 60 days of March 31, 2022.
(16)

Includes 848,931 shares subject to outstanding options exercisable within 60 days of March 31, 2022, of which 103,022 shares may be repurchased by us, if exercised, at the original exercise price per share.

RELATED PERSON TRANSACTIONS

The following is a description of each transaction since the beginning of our last fiscal year, and each currently proposed transaction, in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or exceeds $120,000;

•

any of our directors (including director nominees), executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Investors’ Rights Agreement

We are party to an investors’ rights agreement, as amended and restated, with certain holders of our capital stock, including entities affiliated with The Column Group III, LP, The Column Group III-A, LP, Casdin Partners Master Fund, L.P., Casdin Private Growth Equity Fund, L.P., Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund, Fidelity Select Portfolios: Biotechnology Portfolio, RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd. and RTW Venture Fund Limited, and SymBiosis II, LLC. Under our investors’ rights agreement, among other things, certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing.

Convertible Preferred Stock Issuances

In December 2020 and January 2021, we issued and sold an aggregate of 8,526,371 shares of our Series C convertible preferred stock at a purchase price of $12.432 per share for an aggregate purchase price of approximately $106.0 million.

Purchasers of our Series C convertible preferred stock include venture capital funds that beneficially own more than 5% of our outstanding capital stock and/or are represented on our board of directors. The following table presents the number of shares and total purchase price paid by these entities.

Investor	Shares of Series C Convertible Preferred Stock	Total Purchase Price
Funds affiliated with Casdin Capital LLC(1)	723,938	$8,999,999.29
Funds affiliated with FMR LLC(2)	1,608,750	$19,999,998.65
Funds affiliated with RTW Investments, LP(3)	1,608,750	$19,999,998.65
SymBiosis II, LLC	482,625	$5,999,998.14
(1)

Entities affiliated with Casdin Capital LLC holding our securities are aggregated for reporting ownership information include Casdin Partners Master Fund, L.P. and Casdin Private Growth Equity Fund, L.P. Eli Casdin, a member of our board of directors is the Chief Investment Officer of Casdin Capital LLC and the managing member of Casdin Partners GP, LLC.

(2)

Entities affiliated with Fidelity holding our securities are aggregate for reporting ownership information include Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund and Fidelity Select Portfolios: Biotechnology Portfolio.

(3)

Entities affiliated with RTW Investments, LP holding our securities are aggregate for reporting ownership information include RTW Innovation Master Fund, Ltd., RTW Master Fund, Ltd., and RTW Venture Fund Limited.

All shares of Series C convertible preferred stock were converted into common stock in connection with our initial public offering in August 2021.

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of the members of our board of directors, and our Bylaws provide that we will indemnify each of our officers and the members of our board of directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and Bylaws also provide our board of directors with discretion to indemnify our employees and other agents when it determines to be appropriate. In addition, we have entered into an indemnification agreement with each of our executive officers and the members of our board of directors requiring us to indemnify them.

Policies and Procedures for Related Person Transactions

Our audit committee will have the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The charter of our audit committee provides that our audit committee shall review and approve in advance any related party transaction.

In June 2021, our board of directors adopted a formal written policy governing our entry into any transaction that exceeds $120,000 and in which any related person has a direct or indirect material interest. The policy provides that management shall present related party transactions to the audit committee for approval. The policy does not prevent management from entering into any related party transaction without prior approval of the audit committee, so long as such related party transaction is thereafter presented to the audit committee for ratification. In approving or rejecting any such transaction, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC. Based on our review of such filings and written representations from certain reporting persons that no Form 5 is required, we believe that during the fiscal year ended December 31, 2021, all directors, executive officers and greater than 10% stockholders complied with all Section  16(a) filing requirements applicable to them.

2021 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2021 are included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 23, 2022. Our proxy materials and our annual report are posted on our website at www.tenayatherapeutics.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to:

Tenaya Therapeutics, Inc.

Attention: Investor Relations

171 Oyster Point Boulevard, 5th Floor

South San Francisco, CA 94080

Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

* * *

The board of directors does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

South San Francisco, California

April 28, 2022

TENAYA THERAPEUTICS P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/TNYA • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-475-3780 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/TNYA Tenaya Therapeutics, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 13, 2022 TIME: Thursday, June 9, 2022 8:00 AM, Pacific Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/TNYA for more details This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Faraz Ali, Leone D. Patterson and Jennifer Drimmer Rokovich (the “Named Proxies”), and each or either of them, as proxies for the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Tenaya Therapeutics, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM Pacific Time on June 9, 2022 and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Tenaya Therapeutics, Inc. Annual Meeting of Stockholders Please make your marks like this: X Use dark black pencil or pen only The Board of Directors recommends a vote FOR each Nominee listed below in Proposal 1 and FOR Proposal 2. PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Election of Class I Directors FOR WITHHOLD 1.01 David Goeddel, Ph.D. [    ] [    ] [    ] FOR 1.02 Karah Parschauer, J.D. [    ] [    ] [    ] FOR1.03 Jeffrey T. Walsh, M.B.A. [    ] [    ] [    ] FOR 1.04 R. Sanders Williams, M.D. [    ] [    ] [    ] FOR 2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. FOR [    ] AGAINST [    ] ABSTAIN [    ] FOR NOTE: In their discretion, the Named Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjustments or postponements thereof. You must register to attend the meeting online and/or participate at www.proxydocs.com/TNYA Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date